Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our audit report, dated March 27, 2014, relating to the financial statements of Skyline Medical Inc. We also consent to the reference to our Firm under captions “Experts” in the Prospectus which is a part of this Registration Statement.

Olsen Thielen & Co., Ltd.

St. Paul, Minnesota
August 25, 2014